Merrill Lynch & Co., Inc.
                                                   95 Greene Street
                                                   Jersey City, New Jersey 07302

                                                   February 28, 2002

[LOGO] MERRILL LYNCH

OFICS Filer Support
SEC Operations Center
6432 General Green Way
Alexandria, Virginia 22312-2413

Attention: 1933 Act Filing Desk

Re: Registration Statement No. 333-97937

With reference to the above captioned Registration Statement and in compliance with Rule 424(b)(3) adopted under the Securities Act of 1933, as amended, we enclose herewith for filing, one copy, marked as required, one Prospectus and Prospectus Supplement dated December 11, 2002 relating to Merrill Lynch & Co., Inc. Medium-Term Notes to be used on and after this date. In addition, please reference that this note is not listed on any exchange.

                                       Very truly yours,

                                       /s/ Mark Youngclaus

                                       Mark Youngclaus
                                       Vice President

Merrill Lynch & Co., Inc.                                         Filed under Rule 424 (b)(3), Registration Statement No. 333-97937
$5,847,200,000                                                               Pricing Supplement No. 10032 - dated February 26, 2003
Merill Lynch Notes Due Nine Months       (To prospectus dated September 25, 2002 and prospectus supplement dated September 25, 2002)
or More from Date of Issue
-----------------------------------------------------------------------------------------------------------------------------------
CUSIP             Aggregate       Price to       Purchasing         Interest Rate   Interest Payment   Stated Maturity   Survivor's
Number         Principal Amount   Public(1)   Agent's Discount(1)     Per Annum        Frequency             Date          Option
-----------------------------------------------------------------------------------------------------------------------------------

5901M0CA5        $3,500,000        100.0%         1.0000%               3.40%           Monthly           3/3/2008          Yes


-----------------------------------------------------------------------------------------------------------------------------------

                                   Trade Date: Wednesday February 26, 2003                                      Merrill Lynch & Co.
Merrill Lynch & Co., Inc. [LOGO]   Issue Date: Monday March 3, 2003                                                Purchasing Agent
4 World Financial Center           Minimum Denominations/Increments: $1,000/$1,000                              Acting as Principal
New York, NY 10080                 Original Issue Discount: No
                                   All trades settle without accrued interest and clear SDFS: DTC Book-Entry only
                                   Merrill Lynch DTC Participant Number:  5132

                                   (1) Expressed as a percentage of the aggregate principal amount.
------------------------------------------------------------------------------------------------------------------------------------